UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):      January 1, 2005

INTEGRATED BUSINESS SYSTEMS AND SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

South Carolina	0-24031	57-0910139

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Shop Road, Suite E, Columbia, SC	29201

(Address of Principal Executive Offices)	(Zip Code)

(803) 736-5595

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

     Integrated Business Systems and Services, Inc. (the “Registrant”) and Elite Financial Communications Group, LLC (“Elite”) have entered into a Service Agreement, dated January 1, 2005 (the “Agreement”). Pursuant to the Agreement, the Registrant has engaged Elite as an independent contractor to review and analyze various aspects of the Registrant’s goals and make recommendations regarding feasibility and achievement of the desired goals. These services include, without limitation, (a) providing the Registrant with exposure to Elite’s network of firms and brokers, (b) assisting with calls from investors, shareholders and brokers inquiring about the Company, (c) featuring the Registrant on Elite’s web site, (d) assisting the Registrant with press releases and quarterly communications regarding financial results, (e) acting as the Registrant’s publicist, and (f) related services.

     The term of the Agreement is 12 months, ending December 31, 2005.

     The Agreement provides that the Registrant will pay Elite $5,000 per month. In addition, the Registrant has agreed to reimburse Elite for all reasonable costs and expenses incurred by Elite and its directors, officers, employees and agents, in carrying out its duties under the Agreement and which have been pre-approved by the Registrant.

     Also pursuant to the Agreement, the Registrant granted Elite a warrant to purchase up to 200,000 shares of the common stock of the Registrant (the “Elite Warrant”), exercisable as follows:

     (i) 50,000 shares exercisable at $.10 per share, beginning immediately;

     (ii) 50,000 shares exercisable at $.15 per share, beginning on April 2, 2005;

     (iii) 50,000 shares exercisable at $.20 per share, beginning on July 1, 2005; and

     (iv) 50,000 shares exercisable at $.25 per share, beginning on September 29, 2005.

     The Registrant also granted Elite “piggyback” registration rights, whereby the shares of common stock underlying the Elite Warrant will be registered by the Registrant under the Securities Act of 1933, as amended (the “Securities Act”), for resale by Elite on the first applicable registration statement filed by the Registrant with the Securities and Exchange Commission (the “SEC”) following January 1, 2005. The Elite Warrant expires 24 months from the date that such registration statement is declared effective by the SEC.

     The Agreement is substantially similar to the Services Agreement between the Registrant and Elite, dated October 28, 2003, which terminated in accordance with its terms on October 28, 2004.

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Item 3.02.      Unregistered Sales of Equity Securities.

     Pursuant to the Service Agreement, dated January 1, 2005, entered into between the Registrant and Elite, the Registrant granted Elite a warrant to purchase up to 200,000 shares of the Registrant’s common stock. The terms of the Elite Warrant and the consideration received by the Registrant are set forth in Item 1.01 of this Current Report on Form 8-K.

     The Elite Warrant and the underlying shares of common stock (the “Securities”) were issued to Elite pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act of 1933. The Securities were offered only to Elite, and the Registrant did not engage in any general solicitation or advertising in connection with such offering. Furthermore, the Registrant understands, based on its inquiry and ongoing business relationship with Elite, that Elite routinely makes these types of investments in the ordinary course of its business, is a “sophisticated” investor, and is purchasing the Securities for itself with investment intent (and not with a view to resell the Securities). The Securities will contain a legend stating that the Securities have not been registered under the Securities Act and setting forth the restrictions on transferability and sale of the Securities.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED BUSINESS SYSTEMS
AND SERVICES, INC.
(Registrant)

Date: January 7, 2005	By:	/s/ George E. Mendenhall

George E. Mendenhall
Chief Executive Officer

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